Exhibit 99.1

PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487

NEWS RELEASE	POC25-0007
FOR IMMEDIATE RELEASE	March 4, 2025

Precision Optics Appoints Buell Duncan to Board of Directors;
Dr. Richard Miles Retires from Board.

GARDNER, MA, March 4, 2025. Precision Optics Corporation, Inc. (NASDAQ: POCI), a leading designer and manufacturer of advanced optical instruments for the medical and defense/aerospace industries, is pleased to announce the appointment of Buell Duncan to its Board of Directors. Mr. Duncan brings decades of executive leadership and strategic expertise, further strengthening the Company's commitment to innovation and growth.

With an extensive career in the technology and business sectors, Mr. Duncan held senior leadership positions at a number of IBM global business units from 1992 through 2020 where he was instrumental in driving marketing, strategy, and business development initiatives. Most recently, he was Chief Marketing Officer of IBM Software, Cloud, Data and AI businesses. He currently is a Portfolio Advisor, and Limited Partner with Iron Gate Capital, a venture capital firm focused on early-growth B2B technology companies, a Board observer of SHARE Mobility and Respondology, and a Strategic Advisor to Geminos AI, Demand Spring and Pillir Software.

“We are thrilled to welcome Buell Duncan to our Board of Directors,” said Peter Woodward, Chairman of the Board of Precision Optics. “Buell’s experience building and leading sales and marketing teams for organizations both large and small will be valuable to POC as we work to capitalize on sizeable market opportunities.”

In connection with Buell Duncan’s appointment, Dr. Richard Miles has retired from the Board of Directors. Dr. Miles was initially appointed to Precision Optics’ Board in November 2005.

“I want to thank Dick for his commitment and contributions to POC over the past 20 years. We were fortunate to have a technical leader of Dick’s caliber serve on the Board, and we wish him the best in the future,” Mr. Woodward stated.

About Precision Optics Corporation

Founded in 1982, Precision Optics is a vertically integrated optics company primarily focused on leveraging its proprietary micro-optics, 3D imaging and digital imaging technologies to the healthcare and defense/aerospace industries by providing services ranging from new product concept through mass manufacture. Utilizing its leading-edge in-house design, prototype, regulatory and fabrication capabilities as well as its Ross Optical division's high volume world-wide sourcing, inspecting and production resources, the Company is able to design and manufacture next-generation product solutions to the most challenging customer requirements. Within healthcare, Precision Optics enables next generation medical device companies around the world to meet the increasing demands of the surgical community who require more enhanced and smaller imaging systems for minimally invasive surgery as well as 3D endoscopy systems to support the rapid proliferation of surgical robotic systems. In addition to these next generation applications, Precision Optics has supplied top tier medical device companies a wide variety of optical products for decades, including complex endocouplers and specialized endoscopes. The Company is also leveraging its technical proficiency in micro-optics to enable leading edge defense/aerospace applications which require the highest quality standards and the optimization of size, weight and power. For more information, please visit www.poci.com.

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About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including risks that the closing conditions for this offering will not be achieved, the demand for the Company's products, global supply chains and economic activity in general and other risks and uncertainties identified in the Company's filings with the SEC. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Company Contact:

PRECISION OPTICS CORPORATION

22 East Broadway

Gardner, Massachusetts 01440-3338

Telephone: 978-630-1800

Investor Contact:

LYTHAM PARTNERS, LLC

Robert Blum

Telephone: 602-889-9700

poci@lythampartners.com

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